UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective July 17, 2017, Baxter International Inc. (the “Company”) appointed Cathy R. Smith to the Company’s board of directors (the “Board”). Ms. Smith was also appointed to the Board’s Audit Committee.

Ms. Smith will be compensated for service as a director pursuant to the Company’s Non-Employee Director Compensation Plan and will be eligible to participate in the Company’s Directors’ Deferred Compensation Plan. In connection with joining the Board, Ms. Smith was granted equity awards as compensation for her 2017 service (representing the period between her appointment date and the Company’s 2018 Annual Meeting of Stockholders) in an amount consistent with the awards granted annually to non-employee directors, prorated for the number of months to be served in accordance with the terms of the Company’s Non-Employee Director Compensation Plan.

Item 8.01	Other Events.

On July 17, 2017, the Company issued a press release announcing the appointment of Ms. Smith to the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Document

99.1	Press Release of Baxter International Inc. dated July 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2017

BAXTER INTERNATIONAL INC.

/s/ Ellen K. McIntosh
By:	Ellen K. McIntosh
Senior Vice President, Associate General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated July 17, 2017.